EXHIBIT 3.2

CAPSTEAD MORTGAGE CORPORATION

AMENDED AND RESTATED BYLAWS

As of January 26, 2006

1

ARTICLE I.

STOCKHOLDERS

SECTION 1.1. Annual Meeting.

The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business as properly may come before such meeting, on such date and at such time as shall be designated annually by the Board of Directors and stated in the notice of the meeting, such meeting to occur no earlier than April 15 and no later than May 15 of each year. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

SECTION 1.2. Special Meeting.

At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the Chief Executive Officer or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting, and shall be called by any officer of the Corporation upon the written request of the holders of shares entitled to cast a majority of all votes entitled to be cast at such meeting for the purpose of removing a director or for any other lawful purpose or purposes. If a special meeting is called at the request of stockholders, such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on. Upon receipt and validation of such written request, the Chief Executive Officer, President or other officer of the Corporation shall call a special meeting of stockholders for the purpose or purposes identified in such request. Business of the Corporation transacted at any special meeting of stockholders by whomever called shall be limited to the purposes stated in the notice.

SECTION 1.3. Director Nomination by Stockholder.

If a stockholder wants to nominate a person for election to the Board of Directors, notice of the proposed nomination must be given not less than one hundred twenty (120) days prior to the first anniversary of the mailing date of the notice of the preceding year’s annual meeting.

SECTION 1.4. Place of Meetings.

Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

SECTION 1.5. Fixing of Record Date.

The Board of Directors may fix, in advance, a record date not more than ninety (90), nor less than ten (10) days before the date then fixed for the holding of any meeting of the stockholders. All persons who were holders of record of shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof, except as provided in Section 1.8.

SECTION 1.6. Notice of Meetings; Waiver of Notice.

Not more than ninety (90), nor less than ten (10) days before each stockholders’ meeting, unless a different period of notice is required by Maryland General Corporation Law, as amended (the “MGCL”), the Secretary shall give notice of the meeting.

SECTION 1.7. Quorum; Voting.

Unless the MGCL or the Articles of Incorporation of the Corporation (the “Charter”) provide otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. In the event that at any meeting a quorum exists for the transaction of some business but does not exist for the transaction of other business, the business as to which a quorum is present may be transacted by the holders of stock present in person or by proxy who are entitled to vote thereon. The Corporation shall not vote any shares of its own stock held directly or indirectly by it except as to shares which it holds in a fiduciary capacity or except as otherwise permitted by the MGCL.

SECTION 1.8. Adjournments.

Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time by the stockholders present in person and by proxy by a majority vote. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at such adjourned meeting at which a quorum shall be present. No further notice is required of an adjourned meeting other than by announcement at the meeting; provided, however, that if the adjournment is to a date more than 120 days after the original record date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the original meeting.

SECTION 1.9. General Right to Vote; Proxies.

Unless otherwise provided in the Charter, each outstanding share of capital stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote only the shares owned by him as shown on the record of stockholders of the Corporation as of the record date established pursuant to Section 1.5 and may vote the stock either in person or by proxy as permitted under the MGCL. Unless a proxy provides otherwise, it is not valid more than eleven (11) months after the date of its execution. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

SECTION 1.10. List of Stockholders.

The Secretary shall make, or shall cause to be made, and administer, a complete list of the stockholders entitled to vote at the meeting as required by the MGCL.

SECTION 1.11. Organization and Order of Business.

At each meeting of the stockholders, the Chief Executive Officer, or in his or her absence or inability to act, the President, or in the absence or inability to act of the Chief Executive Officer and the President, the Chief Financial Officer or such other officer as designated by a majority of the Board of Directors, shall act as presiding officer of the meeting. The Secretary, or in his or her absence or inability to act, any person appointed by the presiding officer of the meeting, shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the presiding officer of the meeting.

SECTION 1.12. Conduct of Voting.

The presiding officer may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at a meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the MGCL. The presiding officer of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

ARTICLE II.

BOARD OF DIRECTORS

SECTION 2.1. Function of Directors.

The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by the MGCL or by the Charter or these Bylaws.

SECTION 2.2. Number of Directors.

The Corporation shall have the number of directors provided in the Charter until changed as herein provided. A majority of the entire Board of Directors may alter the number of directors set by the Charter to not more than twenty-five (25) nor less than the number required by the MGCL.

SECTION 2.3. Election and Tenure of Directors.

At each annual meeting, the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualified.

SECTION 2.4. Removal of Director.

Unless the Charter provides otherwise, and subject to the MGCL, the stockholders may remove any director or directors from office at any time, with or without cause, by the affirmative vote at any meeting of stockholders, duly called and at which a quorum is present, of the holders of a majority of the outstanding shares of the Corporation entitled to be cast for the election of directors.

SECTION 2.5. Vacancy on Board.

The stockholders may, as permitted by the MGCL, elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualified.

SECTION 2.6. Regular Meetings.

Any regular meeting of the Board of Directors shall be held on such date and place as may be designated from time to time by the Board of Directors, which may include conference telephone as provided in Section 2.8.

SECTION 2.7. Special Meetings.

Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the Chief Executive Officer or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and place as may be designated from time to time by the Board of Directors, which may include conference telephone as provided in Section 2.8.

SECTION 2.8. Meeting by Conference Telephone.

Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

SECTION 2.9. Notice of Meeting.

The Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by electronic means or telephone, at least twenty-four (24) hours before the time of the meeting or, in the alternative by mail to his address as it appears on the records of the Corporation, at least seventy-two (72) hours before the time of the meeting. Unless the Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

SECTION 2.10. Quorum and Action by Directors.

At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of

Directors unless the concurrence of a greater proportion is required for such action by the MGCL, the Charter or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present at the meeting may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 2.11. Organization.

The Chairman of the Board shall preside at each meeting of the Board of Directors or, in his or her absence, inability or desire not to act, the Chief Executive Officer shall preside, or in the Chief Executive Officer’s absence, inability or desire not to act, such other director chosen by the Chairman of the Board or a majority of the directors present at such meeting. The Secretary (or, in his or her absence, inability or desire not to act, any person appointed by the chairman of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

SECTION 2.12. Action by Consent.

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Board of Directors and filed with the minutes of proceedings of the Board of Directors. Such consents may be signed by different members on separate counterparts.

SECTION 2.13. Compensation.

Directors shall receive compensation for their services as shall be determined by a majority of the Board of Directors, provided that a Director who is serving the Corporation as an officer or employee and who receives compensation for his or her services as such (“Employee Director”) shall not receive any salary or other compensation for his or her services as Director of the Corporation other than reasonable expenses incurred.

SECTION 2.14. Interested Director Transactions.

As set forth in MGCL Sect. 2-419:

(a) Taking into account compliance with the provisions of subsection (b) of this Section 2.14, a contract or other transaction between the Corporation and any of its directors or between the Corporation and any other corporation, firm or other entity in which any of the Corporation’s directors is a director or has a material financial interest (an “Interested Director Transaction”) is not void or voidable solely because of any one or more of the following:

(i)	the common directorship;

(ii)	the presence of the director at the meeting of the Board of Directors which authorizes, approves or ratifies the contract or transaction; or

(iii)	the counting of the vote of the director for the authorization, approval or ratification of the contract or transaction.

(b) An Interested Director Transaction is not void or voidable solely because of any one or more of the factors set forth in subsection (a) above if:

(i)	the fact of the common directorship or interest is disclosed or known to:

1.

the Board of Directors of the Corporation, and the Board of Directors authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or

2.

the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director, or corporation, firm or other entity; or

(ii)	a contract or transaction is fair and reasonable to the Corporation.

(c) Common or interested directors or the stock owned by them or by an interested corporation, firm or other entity may be counted in determining the presence of a quorum in a meeting of the Board of Directors of the Corporation or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

(d)	(i)

If a contract or transaction is not authorized, approved or ratified in any one of the ways provided for in subsection (b)(i) of this Section 2.14, the person asserting the validity of the contract or transaction bears the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved or ratified.

	(ii)	This subsection (d) does not apply to the fixing by the Board of Directors of the Corporation of reasonable compensation, whether as a director or in any other capacity.

ARTICLE III.

COMMITTEES

SECTION 3.1. Number; Conduct.

The Board of Directors, by the affirmative vote of a majority of the directors then in office may elect from its number directors to serve on one or more committees, including an Audit Committee, a Compensation Committee and a Governance & Nomination Committee, and may delegate thereto some or all of its powers except those which by the MGCL, by the Charter or by these Bylaws, may not be delegated. Except as the Board of Directors may otherwise determine or as required by the MGCL, by the Charter or these Bylaws, any such committee may make rules for conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by the Charter and by these Bylaws for the Board of Directors. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Chairman of the Board or the Chief Executive Officer may submit recommendations to the Board of Directors for the establishment of such other committees and the members thereof, as necessary.

ARTICLE IV.

OFFICERS

SECTION 4.1. Enumeration.

The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer and such other officers, including without limitation a Chief Operating Officer, a Chief Investment Officer, a Chief Legal Officer, a Chief Accounting Officer, one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine. The Corporation shall have a Chairman of the Board who may serve as an officer of the Corporation.

SECTION 4.2. Election and Appointment.

At the regular annual meeting of the Board of Directors following the annual meeting of stockholders, the Board of Directors shall elect the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer and the Secretary. Other officers may be appointed by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting, or other officers may be appointed by the Chief Executive Officer.

SECTION 4.3. Chairman of the Board.

If the Chairman of the Board is not the Chief Executive Officer, the Board of Directors shall determine annually whether the Chairman of the Board shall serve in an officer or non-officer capacity. The Chairman of the Board shall preside, when present, at meetings of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

SECTION 4.4. Chief Executive Officer.

The Chief Executive Officer shall be President, unless the Board of Directors elects another officer to be President. The Chief Executive Officer shall have the general executive responsibilities for the conduct of the business and affairs of the Corporation, subject to the supervision of the Board of Directors. The Chief Executive Officer shall preside, when present, at all meetings of stockholders, and in the absence, inability or desire not to preside of the Chairman of the Board, the Chief Executive Officer may preside at meetings of the Board.

SECTION 4.5. President.

If the President is not the Chief Executive Officer, he shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 4.6. Chief Financial Officer.

The Chief Financial Officer shall be the principal financial officer of the Corporation. The Chief Financial Officer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate. The Chief Financial Officer shall render such accounts, reports and certifications, as may be requested by the Board of Directors or the Chief Executive Officer. The financial records, books and accounts of the Corporation shall be maintained subject to the direct or indirect supervision of the Chief Financial Officer.

SECTION 4.7. Treasurer and Assistant Treasurers.

The Chief Financial Officer shall be the Treasurer, unless the Board of Directors shall elect another officer to be the Treasurer. The Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate. The Treasurer shall have direct or indirect custody of all funds and securities of the Corporation and shall perform all acts incident to the position of Treasurer. In the absence of the Treasurer, an Assistant Treasurer may perform the duties and responsibilities of the Treasurer.

SECTION 4.8. Secretary and Assistant Secretaries.

The Secretary shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall also have custody of the seal of the Corporation and shall have authority to affix it to any instrument requiring it, and, when so affixed, may be attested by the signature of the Secretary as to the authenticity of such instrument. In the absence of the Secretary, any Assistant Secretary may perform the duties and responsibilities of the Secretary.

SECTION 4.9. Chief Operating Officer, Chief Investment Officer, Chief Legal Officer, or Chief Accounting Officer.

Any Chief Operating Officer, Chief Investment Officer, Chief Legal Officer, or Chief Accounting Officer shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 4.10. Vice Presidents and Assistant Vice Presidents.

Any Vice President (including any Executive Vice President or Senior Vice President) and Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 4.11. Compensation.

The Board of Directors shall oversee the compensation programs of the Corporation, which may be delegated to a committee of the Board of Directors or the Chief Executive Officer.

SECTION 4.12. Qualification.

Any person may occupy more than one office of the Corporation at any time except the offices of President and Vice President. Any officer may be required by the Board of Directors to give bond, at the Corporation’s expense, for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

SECTION 4.13. Tenure.

Except as otherwise provided by the Charter or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors, or committee thereof, may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with the MGCL, but no such contract right shall prohibit the right of the Board of Directors to remove any officer at any time in accordance with Section 4.15.

SECTION 4.14. Resignation.

Any officer may resign by delivering his written resignation to the Corporation addressed to the Chief Executive Officer, the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

SECTION 4.15. Removal.

If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, the Board of Directors may remove any officer by the affirmative vote of a majority of the Directors then in office. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any subordinate officer may be removed by any superior officer in the ordinary course of business of the Corporation.

SECTION 4.16. Absence or Disability.

In the event of the absence or disability of any officer, the Board of Directors, or if the absent or disabled officer is not the Chief Executive Officer, the Chief Executive Officer, may designate another officer to act temporarily in place of such absent or disabled officer.

SECTION 4.17. Vacancies.

Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors, or if the vacancy is not that of the Chief Executive Officer, by the Chief Executive Officer.

SECTION 4.18. Other Powers and Duties.

Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

ARTICLE V.

STOCK

SECTION 5.1. Certificates for Stock.

Shares of the Corporation’s stock may be certificated or uncertificated, as provided under the MGCL. Each stock certificate shall be numbered, entered on the books of the Corporation as issued and include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with the MGCL or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

SECTION 5.2. Transfers.

The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

SECTION 5.3. Legends.

Every stock certificate representing shares of stock which are restricted as to transferability by the Corporation shall contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the stockholder on request and without charge.

SECTION 5.4. Record Date and Closing of Transfer Books.

The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be more than ninety (90), nor less than ten (10) days before the date on which the action requiring the determination will be taken; the transfer books may be closed as permitted by the MGCL.

SECTION 5.5. Stock Ledger.

The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation.

SECTION 5.6. Lost Stock Certificates.

In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof upon such terms as the Corporation or its transfer agent may prescribe.

SECTION 5.7. Transfer Agents and Registrars.

The Corporation may serve as the transfer agent and registrar of the shares of stock, or the Board of Directors may, in its discretion, appoint one or more responsible banks, trust companies or other entity as the Board of Directors may deem advisable, from time to time, to act as transfer agents and registrars of shares of stock. No certificate for shares of stock shall be valid until countersigned by the transfer agent and registered by the registrar.

SECTION 5.8. Stockholders’ Addresses.

Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee, and in default thereof, such stockholder or transferee shall not be entitled to service or mailing of any such notice.

SECTION 5.9. Repurchase of Shares of Stock.

Subject to the provisions of the MGCL and the Charter, the Corporation may purchase its shares of stock and invest its assets in its own shares of stock.

ARTICLE VI.

FINANCE

SECTION 6.1. Annual Statement of Affairs.

The Chairman of the Board, the Chief Executive Officer, the President, a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be certified by the Corporation’s independent registered public accounting firm and distributed to shareholders pursuant to the MGCL. Such annual statement shall also be submitted at the annual meeting of stockholders and shall be placed on file within twenty (20) days thereafter at the principal office of the Corporation.

SECTION 6.2. Dividends.

Dividends upon the capital stock of the Corporation, subject to the provisions of the Charter, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to the MGCL. Dividends may be paid in cash, in property or in its own shares, subject to the provisions of the MGCL and of the Charter.

SECTION 6.3. Fiscal Year.

The fiscal year of the Corporation for purposes of preparing its tax returns shall be from January 1 to December 31 unless otherwise provided by the Board of Directors.

ARTICLE VII.

INDEMNITIES

SECTION 7.1. Right to Indemnification.

The Corporation shall, to the maximum extent permitted by the MGCL in effect from time to time, indemnify, and, without a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Corporation or director, officer, partner or trustee of such other entity (each, an “Indemnitee”). The Corporation shall, to the maximum extent permitted by the MGCL in effect from time to time, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described above (any such person shall also be deemed to be an “Indemnitee”).

SECTION 7.2. Indemnification of Employees and Agents of the Corporation.

With the approval of the Board of Directors, the Corporation shall, to the maximum extent permitted by the MGCL in effect from time to time, and to such further extent as it shall deem appropriate under the circumstances, provide such indemnification and advancement of expenses as described in Section 7.1 above, to any employee or agent of the Corporation or a predecessor of the Corporation (each such person shall also be deemed to be an “Indemnitee”).

SECTION 7.3. Right of Indemnitee to Bring Suit.

If a claim under this Article VII is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by an Indemnitee who is a present or former director to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), it shall be a defense that such Indemnitee has not met the applicable standard of conduct set forth in the MGCL. In addition, in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee who is a present or former director has not met the applicable standard of conduct set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

SECTION 7.4. Non-Exclusivity of Rights.

The rights to indemnification and to advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under these Bylaws, the Charter or the MGCL, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 7.5. Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.

ARTICLE VIII.

MISCELLANEOUS

SECTION 8.1. Books and Records.

The original or attested copies of the Charter, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Maryland and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent.

SECTION 8.2. Mail.

Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

SECTION 8.3. Amendments.

.

(a)

The Board of Directors shall have the power, at any annual or regular meeting, or at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws.

(b)

Subject to the MGCL, the stockholders, by affirmative vote of a majority of the shares of common stock of the Corporation, shall have the power, at any annual meeting called pursuant to Section 1.1, or at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws.